Exhibit 21
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

                                  SUBSIDIARIES

                                                       Jurisdiction of
               Name                                      Incorporation
------------------------------------               -------------------------
Dirt Devil, Inc. (1)                               Ohio

Royal Appliance Receivable, Inc. (1)               Ohio

Royal Appliance FSC Inc. (1)                       U.S.V.I.

Royal Appliance International Co. (1)              Delaware

Dirt Devil, Ltd. (2)                               United Kingdom

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(1)  Company is a wholly-owned subsidiary of the Registrant.
(2)  Company is a wholly-owned subsidiary of Royal Appliance International Co.